EXHIBIT 99.1

Quantum Technologies Reports Fiscal 2008 Second Quarter Financial Results

IRVINE, Calif., December 18, 2007 /PRNewswire-FirstCall/ — Quantum Fuel Systems Technologies Worldwide, Inc. (Nasdaq: QTWW), a leader in the development and production of advanced propulsion systems, energy storage technologies, and alternative fuel vehicles and applications including hydrogen fuel cell, hybrid, and alternative fuel vehicles, today reported results for the three and six month periods ended October 31, 2007. Conference call information is provided below.

Second Quarter Results

Total revenue in the second quarter of fiscal 2008 was $26.0 million compared to $35.4 million in the second quarter of fiscal 2007. The decrease in consolidated net revenue is mainly due to a decline of $11.3 million in product revenues within our Tecstar Automotive Group segment in the second quarter of fiscal 2008, partially offset by a $1.0 million increase in revenues within the Quantum Fuel System segment.

The Company’s consolidated operating loss decreased from $87.2 million in the second quarter of fiscal 2007 to $11.1 million in the second quarter of fiscal 2008. The decline was primarily due to an impairment charge of long-lived assets of $71.7 million recognized in the second quarter of fiscal 2007. Excluding the impairment charge, the operating loss for the second quarter of fiscal 2008 decreased by $4.4 million from the second quarter of fiscal 2007. The Tecstar Automotive Group operating segment loss decreased $2.1 million – excluding the $71.7 million impairment charge, the Quantum Fuel Systems operating segment loss decreased $1.8 million and Corporate segment expenses decreased $0.5 million. The compensation expense related to the adoption of 123R was $1.0 million and depreciation and amortization expense was $1.1 million during the second quarter of fiscal 2008.

Revenues for the Quantum Fuel Systems operating segment during the quarter were $6.2 million compared to $5.2 million in the second quarter of fiscal 2007, representing a 19% increase. This increase is primarily due to higher development program revenues to support hybrid development programs, GM Fuel Cell Hybrid Equinox program and military and aerospace programs. The operating loss for the Quantum Fuel Systems operating segment was $2.0 million in the second quarter of fiscal 2008 compared to an operating loss of $3.8 million in the second quarter of fiscal 2007. This decrease in operating loss was primarily a result of higher product margins and customer funded development programs covering a significant portion of research and development expenses.

Revenues for the Tecstar Automotive Group operating segment during the second quarter of fiscal 2008 were $19.8 million compared to $30.2 million in the second quarter of fiscal 2007. This decrease is related to the expiration of certain second stage contracts with General Motors. Product sales for the Tecstar Automotive Group operating segment totaled $17.5 million, consisting of $8.6 million in second-stage automotive assembly and conversion revenues, $6.4 million in automotive OEM accessory parts revenues, and other product sales of $2.5 million. Cost of product sales for the Tecstar Automotive Group operating segment was $18.9 million in the second quarter of fiscal 2008. Contract revenue for the Tecstar Automotive Group operating segment was $2.2 million for the second quarter of fiscal 2008.

The Company’s net loss decreased from $89.3 million, or $1.50 a share, in the second quarter of fiscal 2007 to $12.1 million, or $0.15 a share, in the second quarter of fiscal 2008.

Six Month Results

For the six month period ended October 31, 2008, the Company reported consolidated revenues of $56.4 million compared to six month fiscal 2007 revenues of $77.4 million and consolidated product sales of $47.3 million compared to six month fiscal 2007 product sales of $71.0 million. The primary decrease in revenues is a result of lower revenues within the Tecstar Automotive Group operating segment. Revenues for the Tecstar Automotive Group segment decreased $18.4 million from $65.1 million in fiscal 2007 to $46.7 million in fiscal 2008. Product sales for the Tecstar Automotive Group segment decreased $20.1 million, from $62.7 million in fiscal 2007 to $42.6 million in fiscal 2008 as a result of a reduction in second stage assembly programs with General Motors and lower sales volume of service parts to support these programs. The operating loss for the Tecstar Automotive Group segment was $11.1 million, excluding the non-cash impairment charges of $58.9 million, for the first half of fiscal 2008 compared with $13.5 million, excluding the non-cash impairment charges of $71.7 million, for the first half of fiscal 2007.

Quantum Fuel System segment revenues decreased $2.6 million, from $12.3 million in the first half of fiscal 2007 to $9.7 million in the first half of fiscal 2008, mainly due to the end of sales associated with the General Motors’ program for pick-up trucks equipped with our compressed natural gas systems. Product sales for the Quantum Fuel System segment during the first half of fiscal 2008 consist of the Company’s hydrogen fuel metering and fuel storage systems for General Motors’ fuel cell vehicle program and hydrogen-fueled Toyota Prius hybrid vehicles. The Quantum Fuel System segment operating loss decreased $1.9 million from $6.8 million in the first half of fiscal 2007 to $4.9 million in the first half of fiscal 2008.

The Corporate segment expenses decreased from $7.7 million in first half of fiscal 2008 to $7.0 million in the first half of fiscal 2007. During the first half of fiscal 2008, depreciation and amortization expense was $4.0 million. The Company's net loss decreased from $102.8 million, or $1.78 a share, for the first half of fiscal 2007 to $79.0 million, or $1.05 a share, for the first half of fiscal 2008.

Possible Sale/Restructure or Reorganization of Tecstar Business Segment

In May 2007, the Company engaged a financial advisor to perform an assessment of strategic options for the Tecstar subsidiary and to solicit offers in the open market for a sale of the subsidiary. Based upon the results of this assessment and indications of interest, the Company determined, in the first quarter of fiscal 2008, that the net assets of the Tecstar Automotive Group segment were impaired in the amount of approximately $58.9 million.

On October 29, 2007 the Company and its asset-based lender signed a term sheet that summarized the principal terms of a proposed sale of the entire Tecstar Automotive Group business segment to the lender. In connection with the signing of the term sheet, the Company’s lender provided $5.0 million term loan to Tecstar Automotive Group, which was guaranteed by Quantum, and received a promissory note in return.

On December 13, 2007, the Company’s lender informed management that although it is not withdrawing at this time from the transaction contemplated by the term sheet, the lender does not intend to move forward with the transaction unless the Company proposes an acceptable plan to further reduce the Tecstar business segment’s present cost structure. The Company anticipates that any cost restructuring plan will be implemented either through negotiations with its creditors or by seeking the rights, remedies and protections available to the Tecstar business segment under the Bankruptcy laws. The Company cannot provide any assurances that it will be able to develop a plan acceptable to the lender in a time frame acceptable to the Company, if at all. Nor can the Company provide any assurances that the lender will proceed with the purchase of Tecstar even if a restructuring plan is developed and implemented. If a definitive agreement or other arrangement with the lender or another party, in connection with a restructure or reorganization, cannot be finalized in the near term, the Company may need to liquidate the Tecstar Automotive Group operations. Although the lender continues to work with us in our efforts to restructure the Tecstar business segment, it is no longer considered remote that a material adverse condition will not cause a default in the covenants of the Convertible Notes and Credit Agreement. Since there can be no assurances that the lender will not exercise its right to call the debt, we have reclassified the debt as current at October 31, 2007.

Alan P. Niedzwiecki, President and CEO, stated, “The sale, restructure or reorganization of Tecstar is obviously a major, strategic event for the Company. The sale, or potential closure of Tecstar, will allow us to renew our focus on “green” vehicle technology and alternative and renewable energy. Although the recent developments related to the proposed sale of Tecstar are disappointing, we will be making definitive decisions on Tecstar in the immediate future.”

Niedzwiecki continued, “The Quantum Fuel System operating segment showed improved results as a result of expanding programs and shipment of hydrogen fuel systems to General Motors under their recently unveiled Equinox Fuel Cell Hybrid Vehicle program. We are expecting continued growth in our Quantum Fuel System business based on programs under contract with our OEM customers, military and government agencies and Fisker Automotive.”

Quantum Fuel Systems Technologies Worldwide, Inc.

Condensed Statement of Operations

	Three Months Ended October 31,		Six Months Ended October 31,
	2006	2007	2006	2007
Revenue:
Net product sales	$32,611,334	$20,807,502	$71,048,607	$47,312,635
Contract revenue	2,829,061	5,146,134	6,335,187	9,077,236

Total revenue	35,440,395	25,953,636	77,383,794	56,389,871
Costs and expenses:
Cost of product sales	33,793,912	21,485,352	70,673,580	47,289,910
Research and development	4,866,419	6,051,945	10,524,922	11,134,499
Selling, general and administrative	11,127,710	9,091,219	21,909,667	19,455,038
Amortization of intangibles	1,134,172	418,962	2,268,355	1,536,302
Impairment of long-lived assets	71,718,601	—	71,718,601	58,900,000

Total costs and expenses	122,640,814	37,047,478	177,095,125	138,315,749

Operating loss	(87,200,419)	(11,093,842)	(99,711,331)	(81,925,878)
Interest expense, net	(982,897)	(1,406,319)	(1,944,247)	(2,723,255)
Minority interest in losses of subsidiaries	258,979	447,826	545,124	821,448
Other income (expense), net	180,436	(4,114)	194,596	(16,806)

Loss from continuing operations before income taxes	(87,743,901)	(12,056,449)	(100,915,858)	(83,844,491)
Income tax benefit (expense)	158,369	(80,521)	279,808	4,861,951

Net loss from continuing operations	(87,585,532)	(12,136,970)	(100,636,050)	(78,982,540)
Loss from discontinued operations	(1,744,614)	—	(2,119,609)	—

Net loss	$(89,330,146)	$(12,136,970)	$(102,755,659)	$(78,982,540)

Net loss per share – basic and diluted	$(1.50)	$(0.15)	$(1.78)	$(1.05)

Number of shares used in per share calculation – basic and diluted	59,452,121	78,552,368	57,883,861	74,951,825

Cash Flow Information:
Depreciation and amortization	$3,028,527	$1,114,360	$6,017,670	$3,968,690
Cash provided used in operating activities	(12,881,521)	(9,793,671)	(11,957,768)	(22,490,704)
Capital expenditures	(1,059,226)	(703,604)	(4,301,903)	(1,109,520)

	April 30, 2007	October 31, 2007
Balance Sheet Information:
Cash and cash equivalents	$4,018,986	$3,501,163
Restricted cash and marketable securities	1,000,000	1,000,000
Current assets	56,459,247	55,662,832
Property & equipment, net	18,700,342	7,010,018
Goodwill & intangibles, net	89,268,715	38,498,077
Total assets	167,543,370	105,601,327
Current liabilities	39,122,518	86,515,179
Long-term debt	45,704,394	—
Stockholders’ equity	77,529,574	18,412,126

Financial Results Call Scheduled:

Tuesday December 18, 2007 6:00 a.m. Pacific time (9:00 a.m. Eastern time)

Conference Call Number: (706) 643-3625, ID #28171992

Participants should call this number 5 to 10 minutes prior to the starting time. An operator will check your name and organization and ask you to wait until the call begins.

For those of you unable to join us at this time, a playback of this call will be available via telephone approximately two hours after the call until December 27, 2007 at 23:59 p.m. EST. The number for this service is (800) 642-1687 or (706) 645-9291. The call will also be available on the Company's Investor Relations web page by December 27, 2007: http://www.qtww.com/about/investor_information/conference_calls/index.php.

For assistance, please call Elaine Lovre at (206) 315-8242.

About Quantum

Quantum Fuel Systems Technologies Worldwide, Inc., a fully integrated alternative energy company, is a leader in the development and production of advanced propulsion systems, energy storage technologies, and alternative fuel vehicles. Quantum’s portfolio of technologies includes advanced lithium-ion battery systems, electronic controls, hybrid electric drive systems, hydrogen storage and metering systems, and alternative fuel technologies that enable fuel efficient, low emission hybrid, plug-in hybrid electric, fuel cell, and alternative fuel vehicles. Quantum’s powertrain engineering, system integration, vehicle manufacturing, and assembly capabilities provide fast-to-market solutions to support the production of hybrid and plug-in hybrid, hydrogen-powered hybrid, fuel cell, alternative fuel, and specialty vehicles, as well as modular, transportable hydrogen refueling stations. Quantum’s customer base includes automotive OEMs, dealer networks, fleets, aerospace industry, military and other government entities, and other strategic alliance partners.

More information can be found about Quantum’s products and services at www.qtww.com.

Quantum is a member of the Russell 2000® and Russell 3000® indexes.

Forward-Looking Statements

Statements in this document regarding future financial and operating results, future growth in customers and development programs, the development and commercialization of fuel cell vehicles and hybrids, new or expanded customer contracts, the commitment of OEMs and other entities to the hydrogen economy, future opportunities for Quantum, the sale, restructure or reorganization of Tecstar and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including but not limited to statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: variations in pricing, engineering and material costs, development costs, other general costs and expenses; our ability to successfully transition into new OEM-level programs and other new model platforms with our OEM customers; any failure to realize anticipated savings from consolidation of operational, general and administrative expenses; costs and potential litigation associated with our acquisitions or the sale or restructure of Tecstar; the ability to retain key personnel; our lender’s reaction to the sale or restructure of Tecstar; the Company’s ability to successfully execute its business strategies; growth of the alternative fuel, fuel cell and specialty vehicle markets; the levels of commitment by OEMs, governments and other entities to the commercialization of fuel cell and alternative fuel technologies; our dependence on General Motors for a substantial majority of our revenues; the timing of product cycles for our OEM customers; delays in the development of a commercial market for our products; our reliance on a limited number of suppliers for raw materials used in our products; shortages of raw materials, particularly high-strength fiber used in our products; competitive conditions in the industry; business cycles affecting the markets in which the Company conducts business; government support and funding of hydrogen initiatives; and economic conditions generally. Additional factors may be found in Quantum’s Form 10-K for the year ended April 30, 2007 and in the other documents filed by Quantum with the Securities and Exchange Commission.

Forward-looking statements are based on the beliefs, opinions, and expectations of the Company’s management as of the date of this press release, and the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change.

For more information regarding Quantum, please contact:

Dale Rasmussen

Investor Relations

+1-206-315-8242

Email: drasmussen@qtww.com

©2007 Quantum Fuel Systems Technologies Worldwide, Inc.

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